CONSENT 0F INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated November 20, 1997 on the financial statements and financial highlights of Rockwood Fund, Inc. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information filed in Post-Effective Amendment No. 19 under the Securities Act of 1933 and Amendment No. 21 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of Rockwood Fund, Inc. We also consent to the references to our Firm in the Registration Statement and Prospectus.




                                                     TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
February 2, 1998